UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 27, 2017

ReWalk Robotics Ltd.

(Exact name of registrant as specified in its charter)

Israel	001-36612	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Hatnufa St., Floor 6, Yokneam Ilit, Israel		2069203
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:                        +972.4.959.0123

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

TABLE OF CONTENTS

ITEM 5.02 —	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS	2

ITEM 5.07 —	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS	3

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

Amendment to Compensation Policy

Following the approval of the independent compensation committee (the “Compensation Committee”) and board of directors (the “Board”) of ReWalk Robotics Ltd. (the “Company”), at the Company’s annual general meeting of shareholders held on June 27, 2017 (the “Meeting”), the Company’s shareholders approved by the requisite majority an amendment to the Chief Executive Officer (“CEO”) cash bonus provisions of the Company’s Compensation Policy. As more fully described in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on May 22, 2017 (the “Proxy Statement”), the amendments to the Compensation Policy which were approved at the Meeting change the factors and relative weights of certain factors the Board may take into account in determining the CEO’s annual cash bonus (if any), effective January 1, 2017. Pursuant to the amendments, the CEO’s cash bonus will be based on the following measurable financial results and business objectives of the Company: revenue, reimbursement and cash usage as compared to ReWalk~~s~~’s budget and work plan for the relevant year, and market development and product development objectives as determined by the Board on an annual basis, with the following weight assigned to each of these factors: revenue 25%, reimbursement 25%, product development 15%, and cash management 15%.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Compensation Policy, as amended.

Approval of Equity Awards to, and Annual Base Salary of, the CEO

Following the approval of the Compensation Committee and the Board, at the Meeting, the Company’s shareholders approved by the requisite majority a one-time grant of options to purchase 125,000 ordinary shares, par value NIS 0.01 per share (“Ordinary Shares”), and 25,000 restricted stock units (“RSUs”) to Larry Jasinski, the Company’s CEO, each pursuant to the Company’s 2014 Incentive Compensation Plan (the “2014 Plan”).

As more fully described in the Proxy Statement, the options will be exercisable for a period of 10 years from the date of the Meeting, which will be the date of grant, unless terminated earlier pursuant to the 2014 Plan, with 25% of the options to vest on the first anniversary of the grant and 6.25% of the options to vest and become exercisable at the end of each quarter thereafter. The options also vest as follows: (A) 100% of the then-unvested options shall automatically vest upon the occurrence of an “Exit Event” (as defined below) and the termination of Mr. Jasinski’s  employment within 12 months following such Exit Event, other than a termination for cause (as defined in Mr. Jasinski’s employment agreement); or (B) upon a termination of Mr. Jasinski’s employment by ReWalk Robotics, Inc., our wholly-owned subsidiary, without “cause” or by Mr. Jasinski for “Good Reason” (both as defined in Mr. Jasinski’s employment agreement) prior to an Exit Event, any unvested options that would have vested during the six months following the effective date of such termination had Mr. Jasinski remained employed by ReWalk Robotics, Inc. during such period will automatically vest.  “Exit Event” means (i) a sale of all or substantially all of the assets of the Company, (ii) a sale (including an exchange) of all or substantially all of the shares of the Company, (iii) a merger, acquisition, consolidation or amalgamation in which the Company is not the surviving corporation, (iv) a reverse merger in which the Company is the surviving corporation but the shares of the Company outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities and/or cash or otherwise, (v) a scheme of arrangement for the purpose of effecting such sale, merger, acquisition, consolidation or amalgamation or (vi) such other transaction that is determined by the Board to be a transaction having a similar effect.

The RSUs will vest ratably in four equal annual installments, commencing on the first anniversary of the date of the Meeting.

At the Meeting, the Company’s shareholders also approved by the requisite majority base annual compensation of $380,000 to be paid to the Company’s CEO, effective as of April 1, 2017.

Approval of a One-Time Equity Award Exchange Program and the CEO’s Participation Therein

As more fully described in the Proxy Statement, the Company’s shareholders voted on, and approved by the requisite majority, a one-time equity award exchange program (the “Exchange Program”). If implemented, the Exchange Program will allow the Company to cancel certain outstanding stock options issued under the 2014 Plan currently held by some of our employees and executive officers in exchange for the grant under the 2014 Plan of a lesser number of equity awards, either in the form of stock options with exercise prices equal to the market value of our ordinary shares on the date of grant or in the form of RSUs, as will be determined by our Board prior to commencement of the Exchange Program (collectively, the “New Awards”). The exchange ratio will be designed to result in a “value-for-value” exchange pursuant to which we will grant a new equity award with a value approximately equal to the value of the options that are surrendered. We will use the 52-week high closing price of our ordinary shares (as measured at the commencement of the Exchange Program) as a threshold for options eligible to be exchanged. The use of this threshold is designed to ensure that only outstanding options that are significantly “underwater” (meaning the exercise prices of the options are significantly greater than our current stock price) will be eligible for exchange under the Exchange Program. The New Awards issued in exchange for outstanding vested or unvested stock options will vest over a three-year period, with one-third (1/3) vesting on the first anniversary of the date of grant and one-third (1/3) on each of the next two successive anniversaries.

Participation in the Exchange Program will be voluntary. The Exchange Program will only be open to certain stock option holders employed by us or our subsidiaries or providing services to us or our subsidiaries at the time of the Exchange Program, including all of our named executive officers. Our non-employee directors and retirees will not be eligible to participate in the Exchange Program. In addition, the Exchange Program will not be offered to employees located in countries where we determine that it is either impractical or undesirable to offer the Exchange Program.

Following the approval by our shareholders at the Meeting, the Board will determine whether and when to initiate the Exchange Program and any exchange offer made to implement the Exchange Program. However, we must commence the Exchange Program within 12 months following the date of shareholder approval. The stock options exchanged pursuant to the Exchange Program will be cancelled and the ordinary shares underlying such options will become available for issuance under the 2014 Plan.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Meeting, the Company’s shareholders voted on the following nine proposals, which are described in the Proxy Statement. The Company’s shareholders approved each proposal by the requisite majority.

Proposal No. 1: To reelect Mr. Wayne Weisman and Mr. Aryeh (Arik) Dan, each as a Class III director of the Board, to serve until the 2020 annual meeting of shareholders and until his successor has been duly elected and qualified, or until his office is vacated in accordance with the Company’s Articles of Association or the Israel Companies Law, 5759-1999 (the “Israel Companies Law”).

Nominee	For	Against	Abstain	Broker Non-Votes
Wayne Weisman	3,711,626	72,477	3,841	4,794,444
Aryeh (Arik) Dan	3,598,833	185,170	3,941	4,794,444

Proposal No. 2: To reelect Mr. Glenn Muir and Dr. John William Poduska, each as an external director of the board of directors of the Company.

Nominee	For	Against	Abstain
Glenn Muir	3,658,312	57,412	2,841
John William Poduska	3,653,322	58,042	3,512

Proposal No. 3: To approve an amendment to the Company’s Compensation Policy involving determination of the annual bonus of the Company’s Chief Executive Officer (the “CEO”).

For	Against	Abstain	Broker Non-Votes
3,637,629	91,601	8,462	4,844,696

Proposal No. 4: To approve a grant of equity awards to Larry Jasinski, the Company’s CEO.

For	Against	Abstain	Broker Non-Votes
3,423,609	289,149	23,165	4,846,465

Proposal No. 5: To approve the base annual compensation to be paid to Larry Jasinski, the Company's CEO.

For	Against	Abstain	Broker Non-Votes
3,625,696	100,060	12,957	4,843,675

Proposal No. 6: To approve a one-time equity award exchange program for eligible holders

For	Against	Abstain	Broker Non-Votes
3,512,527	252,291	23,126	4,794,444

Proposal No. 7: To approve the participation of the Company's CEO in the one-time equity award exchange program.

For	Against	Abstain	Broker Non-Votes
3,442,391	272,302	23,810	4,843,885

Proposal No. 8a: To approve the cash compensation payable to those of our directors who are not our external directors, not our employees and not nominees of our principal shareholders and our external directors.

For	Against	Abstain	Broker Non-Votes
3,616,435	144,355	27,153	4,794,445

Proposal No. 8b: To approve the cash compensation payable to our external directors.

For	Against	Abstain	Broker Non-Votes
3,592,723	121,014	23,991	4,844,660

Proposal 9: To approve the reappointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as the Company’s independent registered public accounting firm for the year ending December 31, 2017 and until the next annual meeting of shareholders, and to authorize the Board, upon recommendation of the audit committee, to fix the remuneration of said independent registered public accounting firm.

For	Against	Abstain
8,385,427	177,986	18,975

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ReWalk Robotics Ltd.

By:	/s/ Kevin Hershberger
Name: Title:	Kevin Hershberger Chief Financial Officer

Dated: June 30, 2017